GENETHERA

MILESTONES INVESTMENT AGREEMENT

F.O. TM

THIS MILESTONES INVESTMENT AGREEMENT (The "Agreement") is made this 1st 20___ day of ~~January~~ march, 2018, by and between GeneThera Inc. ("The Company") with an address at 6860 N. Broadway, Denver, CO 80221 and FOGT, LLC (" Investor") with an address at 328 Main Street, Derby, VT 05829.

RECITALS:

WHEREAS:

The Company and Investor previously entered into a Non-Binding Letter of Intent (LOI) and pursuant to the terms of the LOI,

NOW, THEREFORE, in consideration of the foregoing and the mutual promises of the parties, the parties hereby agree as follows:

TERMS OF EQUITY INVESTMENT.

Total Equity Investment. Investor hereby agrees to invest into the Company Five Million U.S. Dollars ($ 5,000,000 US Dollars). The Total Equity Investment is the aggregate sum of each milestone payment and shall not be construed as an upfront payment. Each milestone payment is contingent upon the Company completion of each individual milestone event as set forth in EXHIBIT A of this Agreement.

Milestone Payments. Investor shall pay the Company milestone payments for completion of respective milestones as set forth in EXHIBIT A of this Agreement. The Company shall be required to submit, with each request of payment, a written certification of completion of the performance milestone for which the payment is requested. Verification of the completed milestone shall be made by The Company Board of Directors.

Issuance of The Company Stocks. The Company agrees to issue shares of the Company's Stocks in exchange for each milestone payment consideration by Investor. Terms of the stock issuance will be defined by a " STOCK PURCHASE AGREEMENT" between the parties according to the US Securities and Exchange Commission Laws ,which governs such transactions.

INVESTOR REPRESENTATIONS AND WARRANTIES. Investor represents and warrants to the Company solely as follow:

Organization. Investor is an entity duly organized and validly existing and in good standing under the laws and the jurisdiction of its organization, with all requisite

F.O. TM

power and authority to enter into and to consummate the transaction contemplated by the Transaction Documents and otherwise to conduct its business as now been conducted

Accredited Investor Status. The Investor is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D (an "**Accredited Investor**").

Authority. The Investor has the requisite power and authority to execute, deliver and perform its obligations under the Transaction Documents and to consummate the transactions contemplated hereby, All necessary action required to have been taken by or on behalf of the Investor by applicable law or otherwise to authorize the approval, execution delivery and performance by the Investor of the Transaction Documents and the consummation by it of the transactions contemplated thereby have been duly authorized and no other proceedings on its part are or will be necessary to authorize the Agreement or for it to consummate the transaction.

Conflicting Agreements and Other Matters. Neither the execution and the delivery of the Agreement nor the performance by the Investor of its obligations thereunder will conflict with or result in a breach of the terms, conditions or provision of, constitute a default under, result in the creation of any Lien upon any of the proprieties or assets of the Investor pursuant to or require ant consent, approval or any action by or any notice to or filing with any Government Entity pursuant to, the organizational documents or agreements of the Investor or any agreement, instrument, order, judgment, decree, statute, law, rule or regulation by which the Investor is bound except for any filing after the Closing under Section 13(d) of the Securities Exchange Act.

Investment. The Investor is an "accredited investor" as defined in Rule 501(a) under the Securities Act, and has carefully reviewed the representations concerning the Company and its Subsidiaries contained in this Agreement and has had the opportunity to make detailed inquiry concerning the Company and its Subsidiaries, their respective businesses and their respective personnel, and has sufficient knowledge and experience in finance and business that it is capable of evaluating the risks and merits of its investment in the Company and is able financially to bear the risks thereof.

General Solicitation. The Investor is not investing in the Company as a result of any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

Brokers or Finders. No agent, broker, investment banker or other firm is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement as a result of any actions taken by the Investor.

f.l. TM

REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Investor that:

Organization. The Company is a entity duly organized and validly existing and in good standing under the law and the jurisdiction of the State of Nevada resident, with full power and authority to enter into this Agreement.

Authorization; Enforcement. (i) The Company has all requisite power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby, in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized and no further consent or authorization of the Company is required, (iii) this Agreement has been duly executed and delivered by the Company by its authorized representative, and such authorized representative is the true and official representative with authority to sign this Agreement and the other documents executed in connection herewith and bind the Company accordingly, and (iv) this Agreement constitutes, and upon execution and deli will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

Governmental Authorizations. The Company is not required to obtain authorization, approval, consent, or order of, or make a registration or filing, with the SEC, any court or other governmental body in connection with the execution and delivery by The Company of this Agreement and the consummation by The Company of the transactions contemplated hereby.

No Misrepresentations. None of the information contained in the representations and warranties of The Company set forth in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein not misleading.

No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) conflict with or result in a violation of or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company is a party, or (ii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company is subject) applicable to the Company or by which any property or asset of the Company is bound or affected (except for such conflicts, defaults,

F.a TM

terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect).

Disclosure. No event or circumstance has occurred or exists with respect to The Company or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by The Company but which has not been so publicly announced or disclosed.

No Brokers. The Company has taken no action, which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby.

GOVERNING LAW; MISCELLANEOUS.

Governing Law. THIS AGREEMENT SHALL BE ENFORCED, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS. THE PARTIES HERETO HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL COURTS LOCATED IN DENVER, COLORADO WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS AGREEMENT, THE AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. BOTH PARTIES IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH SUIT OR PROCEEDING. BOTH PARTIES FURTHER AGREE THAT SERVICE OF PROCESS UPON A PARTY MAILED BY FIRST CLASS MAIL SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE PARTY IN ANY SUCH SUIT OR PROCEEDING. NOTHING HEREIN SHALL AFFECT EITHER PARTY'S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. BOTH PARTIES AGREE THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER LAWFUL MANNER. THE PARTY WHICH DOES NOT PREVAIL IN ANY DISPUTE ARISING UNDER THIS AGREEMENT SHALL BE RESPONSIBLE FOR ALL FEES AND EXPENSES, INCLUDING ATTORNEYS' FEES, INCURRED BY THE PREVAILING PARTY IN CONNECTION WITH SUCH DISPUTE.

F.Q. TM

Counterparts; Signatures by Facsimile. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

If to The Company:

GeneThera Inc.
6860 North Broadway
Denver, CO 80221

If to the Investor:

FOGT, LLC

F.O. TM

328 Main Street
Derby, VT 05829

Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor the Investor shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other.

Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Survival. The representations and warranties of the Company and the agreements and covenants shall survive the closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of the Investor. The Company agrees to indemnify and hold harmless the Investor and all their officers, directors, employees and agents for loss or damage arising as a result of or related to any breach or alleged breach by the Company of any of its representations, warranties and covenants set forth in Section 3 this Agreement.

Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Remedies. In the event either Party should fail to perform any of its obligations under this Agreement, the non-defaulting Party may give written notice of breach to the

E.P. TM

defaulting Party. The defaulting Party shall have twenty (20) days from receipt of written notice to cure the default. If the default is not cured within the time period, the non-defaulting Party shall be entitled to any and all remedies provided under this Agreement or by the laws of the State of Colorado.

If a dispute arises out of or relates to this Agreement, or the breach thereof, and if said dispute cannot be settled through negotiation, the Parties agree first to try in good faith to settle the dispute by mediation under the Commercial Mediation Rules of the American Arbitration Association before resorting to arbitration.. The site of the mediation shall be in Denver, Colorado.
Any claim or controversy arising out of or relating to the performance of this Agreement, which has not been settled by mediation, shall be settled by arbitration in Denver, Colorado, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, as herein amended

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

F.O. TM

IN WITNESS WHEREOF, the undersigned Investor and the Company have caused this Agreement to be duly executed as of the date first above written.

GENETHERA - THE COMPANY

By /s/ Tony Milici M.D.,Ph.D
Its; Chairman & CEO

FOGT, LLC - INVESTOR

By/s/ Fred Oeschger
Its: Manager

EXHIBIT A

MILESTONE PAYMENTS SCHEDULE

MILESTONE EVENT	PAYMENT
SIGN OF THE LETTER OF INTENT	$ 250,000*
FINALIZE LEASE AGREEMENT OF THE COMPANY NEW CORPORATE FACILITIES, COMPLETE RELOCATION AND ORGANIZATION OF COMPANY ADMINISTRATIVE OFFICES TO A FULLY OPERATIONAL LEVEL, COMPLETE COMPANY FINANCIAL STATEMENT FOR THE 3RD QUARTER OF 2016 AND FILE IT WITH THE SECURITIES AND EXCHANGE COMMISSION	$ 300,000
COMPANY REGAINS FULL COMPLIANCE WITH SEC FINANCIAL REQUIREMENTS	$ 1,200,000
DESIGN ASSEMBLY AND VALIDATION OF ADVANCED ROBOTIC SYSTEM	$ 1,500,000
ENTER INTO AGREMENT WITH GOVERNMENT ORGANIZATION OR PRIVATE COMPANY	$ 1,750,000**

F.O. TM

*First milestone completed 11/302017. Payment received

** Government Organization or Private Company refers to any entity foreign or domestic.